Exhibit 23.3

November 13, 2013

Citigroup Inc.

153 E. 53rd Street, 6th Floor

New York, New York 10043

Ladies and Gentlemen:

Citigroup Inc., a Delaware corporation (the “Company”), has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-3 (File No. 333-192302) for the purpose of registering under the Securities Act of 1933, as amended, among other securities, debt securities of the Company. Such securities include, among other securities, (i) the Company’s Medium-Term Senior Notes, Series G (the “Series G Securities”), to be issued from time to time pursuant to the senior debt indenture dated as of November 13, 2013 (as supplemented from time to time) between the Company and The Bank of New York Mellon, as trustee; (ii) the Company’s Medium-Term Senior Notes, Series H (the “Series H Securities”) to be issued from time to time pursuant to the senior debt indenture dated as of March 15, 1987 (as supplemented from time to time) between the Company (as successor to Primerica Corporation) and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee; and (iii) the Company’s Medium-Term Senior Notes, Series D (the “Series D Securities” and, together with the Series G Securities and Series H Securities, the “Securities”) to be issued from time to time pursuant to the senior debt indenture dated as of June 1, 2005 (as supplemented from time to time) among Citigroup Funding Inc., the Company and The Bank of New York Mellon, as successor trustee to JPMorgan Chase Bank, N.A.

We hereby consent to any reference to us, in our capacity as tax counsel or special tax counsel to the Company, or any opinion of ours delivered in that capacity in a pricing supplement relating to the offer and sale of any particular Security or Securities prepared and filed by the Company with the Commission on this date or a future date.

In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Davis Polk & Wardwell LLP